Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated July 17, 2018 relating to our audit of the consolidated financial statements of UPAY, Inc. that appear in this Annual Report on Form 10-K for the fiscal year ended February 28, 2017.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 17, 2018